UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Lexeo Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41855	85-4012572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South, Floor 6
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 547-9879

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2024, Lexeo Therapeutics, Inc. (the “Company”) issued a press release announcing business highlights and its financial results for the three and nine months ended September 30, 2024. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On November 11, 2024 (the “Appointment Date”), Tolga Tanguler was appointed to the board of directors of the Company (the “Board”). Mr. Tanguler will serve as a director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Tanguler, age 52, has served as the Executive Vice President and Chief Commercial Officer of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company, since January 2021. Mr. Tanguler also served as the Head of U.S. Organization of Alexion Pharmaceuticals, Inc., a biopharmaceutical company, from November 2018 to December 2020. Mr. Tanguler has over 25 years of experience in the global biopharmaceutical industry, including as the President of the North America rare disease unit at Pfizer Inc., a global pharmaceutical company, from October 2014 to October 2018. Mr. Tanguler holds a B.S. in Finance and Economics from Istanbul University and an MBA from the Michigan State University.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), Mr. Tanguler is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Mr. Tanguler is entitled to $40,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service. In addition, pursuant to the Director Compensation Policy, Mr. Tanguler was granted an initial stock option award for 36,000 shares on the Appointment Date and is expected to be granted additional equity awards consistent with the terms of the Director Compensation Policy, including an annual option to purchase 18,000 shares, effective on the date of each annual meeting of the stockholders.

There are no arrangements or understandings between Mr. Tanguler and any other persons pursuant to which Mr. Tanguler was appointed a director of the Company, and there are no family relationships between Mr. Tanguler and any director or executive officer of the Company.

The Company has entered into fits standard form of indemnification agreement with Mr. Tanguler, a copy of which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-274777) on September 29, 2023. Other than the indemnification agreement, Mr. Tanguler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

A copy of the press release announcing Mr. Tanguler’s appointment to the Board is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexeo Therapeutics, Inc.

Date:	November 13, 2024	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer